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                                                                     EXHIBIT 5.1





                                                   July 12, 1999

Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA 02420

         Re:      Legality of $77,500,000 Aggregate Principal Amount of
                  11 1/2% Series B Senior Notes due 2006 registered pursuant to REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-81341)

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Waste Systems International, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to $77,500,000 aggregate principal amount of 11 1/2% Series B Senior Notes due 2006 (the "New Senior Notes") authorized for issuance under the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), with an aggregate offering price of up to $77,500,000.

         In connection with rendering this opinion, we have examined the Certificate of Incorporation of the Company, the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Indenture dated as of March 2, 1999, between the Company, its subsidiaries and IBJ Whitehall Bank & Trust Company, as trustee, (the "Indenture"); and the Registration Statement and the prospectus contained therein.

         The opinions expressed below are qualified to the extent that (a) the validity or enforceability of any provision of the New Senior Notes and the Indenture or any rights granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, (b) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, and
(c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, may applied in the exercise of judicial discretion in construing or enforcing the provisions of any instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law); in addition, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all


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Waste Systems International, Inc.
July 12, 1999
Page 2

documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, and rely upon such assumption, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date, through and including the date of this letter.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based upon the foregoing, we are of the opinion that the New Senior Notes have been duly authorized, executed and delivered by the Company and, assuming the due authentication of the New Senior Notes in accordance with the terms of the Indenture, when delivered to the holders of the Company's 11 1/2% Senior Notes due 2006 (the "Old Senior Notes") in exchange for the Old Senior Notes, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         The foregoing assumes that all requisite steps will be taken to comply with applicable requirements of state laws regulating the offer and sale of securities.

         We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration to our firm and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ GOODWIN, PROCTER & HOAR LLP

                                                Goodwin, Procter & Hoar LLP